EXHIBIT 10(i)


                               OPERATING AGREEMENT
                                       OF
                               SMART SOLUTION, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         This Operating Agreement ("Agreement") is made as of this 7th day of October, 1997, by and between Iconovex Corporation, a Minnesota corporation with its principal office located at 7900 Xerxes Avenue South, Suite 550, Bloomington, Minnesota 55431 ("Iconovex") and Solutions Corporation of America, Inc. a Tennessee corporation with its principal office located at 631 Second Avenue South, Suite 2F, Nashville, Tennessee 37210 ("Solutions"). Iconovex and Solutions are referred to in this Agreement as a "Member" or the "Members."

                                    ARTICLE I
               FORMATION, PURPOSE, SCOPE, EFFECTIVE DATE AND TERM

Section 1.01      Formation

         The Members agree to organize and associate themselves as members in a Delaware limited liability company to be known as Smart Solution, LLC (the "Company") in accordance with the LLC Act, this Agreement and the Company's Certificate of Formation attached as Exhibit 1.01. The Members shall form the Company pursuant to the LLC Act by causing such Certificate of Formation to be filed with the Delaware Secretary of State. The Members hereby authorize an agent of Iconovex to execute and deliver the Certificate of Formation in the form attached hereto as Exhibit 1.01 and to cause the same to be filed with the Delaware Secretary of State.

Section 1.02      Purpose of the Company

         The Company is formed for the purpose of engaging in the business of developing, marketing, distributing and selling computer software, information products and services which search, screen, summarize and index information content for the corporate intranet, database and Internet markets (the "Core Business") and any other lawful business its Members choose to pursue. The Company may engage in all activities and transactions as the Committee or Members may deem necessary or advisable to carry out the foregoing objects and purposes. The Company shall not engage in any business other than its Core Business without the unanimous written consent of the Members.

Section 1.03      Effective Date; Term

         The Company shall commence on the date of filing of the Company's Certificate of Formation with the Delaware Secretary of State (the "Effective Date") and shall continue until the tenth (10th) anniversary date of such date (the "Initial Term"), or the date of termination of the Company in accordance with this Agreement; provided, if neither Member provides written notice to the other Member at least six (6) months prior to end of the Initial Term or any renewal term and the Company is not earlier terminated in accordance with this Agreement, the Company shall continue for three successive five (5) year terms beyond the Initial Term, subject to earlier termination as provided in this Agreement (or further extension by agreement of the Members).

Section 1.04      Authorization of this Agreement

         This Agreement is made under the Delaware Limited Liability Company Act as set forth in Delaware Code ss.ss. 18-101, et seq. ("LLC Act").

Section 1.05      Foreign Company Filings; Other Certificates

         The officers of the Company shall, from time to time, register the Company as a foreign limited liability company in such jurisdictions and such offices as the Committee considers necessary or appropriate.

Section 1.06      Registered Agent; Registered Office

         The initial registered agent of the Company is The Corporation Trust Company. The address of the initial registered office of the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent and registered office may be changed from time to time by action of the officers of the Company following approval by the Committee in accordance with the LLC Act.

Section 1.07      Liability to Third Parties

         Except as otherwise provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Committee or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, or acting as a member of the Committee or as an officer of the Company.

Section 1.08      Conflicting Services and Products

         Except as provided in Schedule 1.08, each Member agrees that, so long as it is a Member of the Company, it shall not, directly or indirectly, develop, market, distribute or sell any product similar to or in competition with a product sold or under development by the Company, except as consented to in writing by all Members. Nothing in this Section 1.08 shall modify, limit or waive any obligations of either Member set forth in Article XII.

                                   ARTICLE II
                                   DEFINITIONS

Section 2.01      Definitions

         For purposes of this Agreement, the terms defined in this section have the following meanings:

         (a) "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person.

         (b) "Capital Account" shall mean, with respect to any Member, the capital account established and maintained for such Member by the Company pursuant to Section 3.03.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d)      "Committee" shall mean the Members' Committee provided for in
                  Section 6.02 of this Agreement.

         (e) "Financial Rights" shall mean a Member's financial interest in the Member's Capital Account and any rights to share in profits and losses of the Company and to receive distributions.

         (f)      "Fiscal Year" shall mean the period specified in Section
                  10.04.

         (g) ""GAAP" shall mean United States generally accepted accounting principles, consistently applied.

         (h) "Initial Period" shall mean a period of two years after the Effective Date.

         (i) "Membership Interest" shall mean, as to any Member, such Member's Capital Account and all other rights which such Member has in the Company.

         (j) "Net Cash Flow" shall mean, for any period of determination, the net income (or net loss) of the Company determined in accordance with GAAP, plus depreciation, amortization and other non-cash expenses deducted in calculating net income, less capital expenditures and any other cash disbursements not resulting in a current period expense and less additions to net income not resulting from cash receipts.

         (k) "Percentage Interest" shall mean the undivided interest of a Member in the Company, expressed as a percentage of the whole, as provided in Section 3.02.

         (l) "Person" shall include any natural person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, or any other legal or commercial entity.

         (m) "Section 704(b) Regulations" shall mean the final Treasury Regulations under Section 704(b) of the Code relating to the determination of a Member's distributive share of the Company's income, gain, loss, deduction or credit (or items thereof), and any outstanding proposed Treasury Regulations under Section 704(b) of the Code.

         (n) "Subsidiary" shall mean, with respect to any Person, any corporation of which more than fifty percent (50%) of the outstanding voting securities are owned, directly or indirectly, by such Person.

         (o)      "Tax Matters Member" shall have the meaning set forth in
                  Section 10.03.

         (p) "Transfer" shall mean an assignment, sale, conveyance, lease, mortgage, security interest, deed, encumbrance, or gift.

         (q) "Treasury Regulations" shall mean the outstanding final, temporary, or proposed income tax regulations promulgated under the Code from time to time. References in this Agreement to specific sections of the Treasury Regulations shall also refer to the corresponding sections of succeeding Treasury Regulations as they may be amended from time to time.

                                   ARTICLE III
                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
                               ALLOCATIONS; LOANS

Section 3.01      Capital Contributions

         (a) Initial Capital Contributions. On the Effective Date, Iconovex and Solutions shall contribute to the capital of the Company the property specified below ("Initial Capital Contributions"):

                   (i) Iconovex shall contribute to the Company those items specified in Schedule 3.01 hereto and designated "Iconovex Intangibles."

                  (ii) Solutions shall contribute to the Company those items specified in Schedule 3.01 hereto and designated "Solutions Intangibles."

Iconovex and Solutions each acknowledge and agree that the fair market value of the rights contributed by Iconovex pursuant to subsection (i) above is $51,000, and the fair market value of the intangibles contributed by Solutions pursuant to subsection (ii) above is $49,000.

         (b) Additional Capital Contributions. Except as hereinafter provided, no Member shall be required to contribute any capital to the Company in addition to the contribution required by Section 3.01(a). Additional contributions to the capital of the Company that any Member may elect to make may be made only at such times, in such amounts and in such form and manner as the Members shall approve.

Section 3.02      Percentage Interests

         Upon receipt by the Company of the initial capital contributions contemplated by Section 3.01(a), the Members shall have the following respective undivided interests in the Company, expressed as a percentage of the whole (each, a "Percentage Interest") which Percentage Interest shall not change for any reason:

                  Member                    Percentage Interest
                  ------                    -------------------

                  Iconovex                           51%
                  Solutions                          49%

Section 3.03      Capital Accounts

         (a) The Company shall establish and maintain a separate capital account (each a "Capital Account") for each Member. The Capital Accounts of the Members shall in all events be determined and maintained by the Members throughout the full term of the Company in accordance with the capital accounting rules of Treasury Regulation ss. 1.704-1(b)(2)(iv) (relating to the maintenance of capital accounts). The initial Capital Account balance of Iconovex and Solutions, following the initial capital contributions contemplated by Section 3.01(a), shall be $51,000 and $49,000, respectively.

         (b) The Capital Account of each Member shall from time to time be increased by:

                   (i) the amount of cash contributed or deemed contributed by such Member to the Company and the agreed fair market value of property other than cash contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to have assumed or taken subject to for purposes of Section 752 of the Code);

                  (ii) the amount of the Company's profits or items thereof allocated to such Member in accordance with the Member's Percentage Interest; and

                 (iii) any other increases required to be made to the Capital Account of such Member by the Section 704(b) Regulations, to the extent not otherwise provided for herein;

and shall from time to time be decreased by:

                   (i) the amount of the Company's losses or items thereof allocated to such Member in accordance with the Member's Percentage Interest;

                  (ii) the amount of cash paid, distributed or deemed distributed by the Company to such Member pursuant to
                           Section 4.01 and the fair market value of property other than cash distributed by the Company to such member (net of liabilities secured by such distributed property that the Member is considered to have assumed or taken subject to for purposes of
                           Section 752 of the Code); and

                 (iii) any other reductions required to be made to the Capital Account of such Member by the Section 704(b) Regulations, to the extent not otherwise provided for herein.

Section 3.04      Negative Capital Account

         A negative or deficit balance in any Member's Capital Account shall not be deemed to be an asset of the Company, and no Member with a negative or deficit balance in such Member's Capital Account shall have any obligation to the Company, to any other Member or to any third party or creditor to restore or repay such negative or deficit balance.

Section 3.05      Allocation of Profit and Losses

         The Company's profits and losses shall be allocated between the Members in accordance with their Percentage Interests.

Section 3.06      Tax Allocations

         Except as otherwise provided in Section 704(c) of the Code and the Treasury Regulations, all items of income, gain, loss and deduction shall be allocated to the Members for federal income tax purposes in the same manner as the corresponding allocation of each such item for book purposes.

Section 3.07      Interest on and Return of Capital

         No Member shall be liable for the return of the capital contributions (or any portion thereof) of any other Member, it being expressly understood that such return, to the extent permitted by this Agreement, shall be made solely from the assets of the Company. No Member shall be entitled to withdraw any part of such Member's capital contributions or Capital Account, to receive interest on such Member's capital contributions or Capital Account, or to receive any distribution from the Company, except as expressly provided for in this Agreement. Any loan by a Member to the Company shall not be considered a contribution to the capital of the Company and shall not increase the Capital Account of the Member making the loan.

Section 3.08      Transfers of Membership Interests

         In the event of a transfer by a Member of all or any portion of its Membership Interest in the Company as permitted by and in accordance with the terms of this Agreement, the transferee of such Membership Interest shall succeed to the transferring Member's Capital Account attributable to such transferred Membership Interest.

Section 3.09      Loans

         (a) To ensure that the Company has sufficient funds during the Initial Period, each Member shall loan the funds necessary to provide the cash requirements of the employees, operations and facilities for which it is responsible as provided in Article V. All loans shall be unsecured and shall bear a rate of interest at prime as published in The Wall Street Journal and shall be evidenced by a Master Note issued by the Company in the form of Exhibit
3.09. The principal amount of and accrued interest on all such loans shall be repaid by the Company in the manner set forth in Section 4.01.

         (b) Each Member agrees to make such funds readily available to the Company. Each Member shall provide to the Company and the other Members a reconciliation of the loan balance and interest accrued within ten business days following the close of each month, together with a reconciliation of the expenses paid for or on behalf of the Company. Each Member shall be provided access to such books and records of the other Member reasonably necessary to verify all expenses paid or incurred and the loan balance.

                                   ARTICLE IV
                                  DISTRIBUTIONS

Section 4.01      Distributions of Net Cash Flow

         (a) Repayment of Member Loans. Any positive Net Cash Flow shall be applied by the Company first to repay the outstanding principal amount of and any accrued and unpaid interest on any loans which the Members have caused to be made to the Company pursuant to Section 3.09. All loan payments shall be applied first to any Member's funded loan balance (to include principal and accrued interest) which, as a percentage of the Company's then total Member funded loan balance, is greater than such Member's Percentage Interest and thereafter to all Member funded loans pro rata in accordance with such Member's Percentage Interest. The Company shall be prohibited from making any distributions of positive Net Cash Flow to the Members with respect to their Membership Interests until such time as all loans made to the Company directly by the Members pursuant to Section 3.09 have been repaid in full.

         (b) Distributions to the Members after the Payment of Loans. At any time after all loans made by Members have been repaid, any positive Net Cash Flow (after the establishment of such reserves as the Committee shall deem necessary for anticipated Company needs, taking into account existing and potential liabilities, obligations and other cash requirements) shall be distributed to the Members on a quarterly basis or at such other times as the Committee shall determine. All such distributions shall be made to the Members in proportion to and in accordance with their respective Percentage Interests in the Company.

Section 4.02      Method of Payment of Cash Distributions

         All cash distributions to the Members shall be made directly to each member in U.S. dollars at its respective address for notices pursuant to Section 12.04, or to such other address (or by wire transfer to an account of such Member with any reputable financial institution) as such Member may specify to the Company pursuant to a notice in accordance with Section 12.04.

Section 4.03      No Distributions in Kind

         Unless otherwise approved by the Committee in each specific instance or as provided in Section 8.02(d), no Member shall be entitled to demand and receive property other than cash in return for its capital contributions to the Company, the balance in its Capital Account or its Membership Interest.

Section 4.04      Distributions Subject to Set-Off by the Company

All distributions are subject to set-off by the Company

         (a) in the case of a Member, for any past-due obligation of the Member to make capital contribution to the Company; and

         (b) in the case of an assignee of Financial Rights, for any past-due obligation owed to the Company by the Member who originally owned the Financial Rights.

                                    ARTICLE V
                  OFFICE, FACILITIES, PERSONNEL, ADMINISTRATION
                                 AND TECHNOLOGY

Section 5.01      Office

         The principal places of business of the Company shall be located at the leased facilities referenced in Section 5.02, or such other place as determined by the Committee.

Section 5.02      Facilities

         Until the Members may otherwise determine during the Initial Period, Iconovex shall provide the Company the use of its leased facility at 7900 Xerxes Avenue South, Suite 550, Bloomington, Minnesota and Solutions shall provide the Company the use of its leased facility at 631 Second Avenue South, Suite 2F, Nashville, Tennessee. The Company agrees that its use shall be subject to the additional terms set forth in Schedule 5.02.

Section 5.03      Leased Employees

         (a) During the Initial Period, the Company desires to utilize, and Iconovex and Solutions agree to make available on a leased basis, the services of those employees at Iconovex and Solutions listed on Schedule 5.05, including any additional or replacement employees of Iconovex and Solutions necessary to carry out the Company's Core Business (the "Leased Employees"). Each Leased Employee not subject to an existing Employment/Non-Compete Agreement with Iconovex shall be required to execute and deliver to the Company a Non-Compete Agreement in the form of Schedule 5.05.

         (b) During the Initial Period, the Company shall reimburse each Member (which amount shall be considered loans under Section 3.09) for all wages, fringe benefits and other obligations paid by such Member to or on behalf of its respective Leased Employees. These expenses shall include salaries, wages, FICA, worker's and unemployment compensation premiums or charges, together with all health insurance premiums and charges and other fringe benefits incurred.

         (c) The Company shall at all times supervise and direct the work activities of all Leased Employees, which employees shall devote substantially all of their full time business activities to the Core Business of the Company.

         (d) All Leased Employee expenses shall be pro rated by the parties on and as of the Effective Date. All Leased Employee expenses or benefits to which a Leased Employee would be entitled on or prior to the Effective Date shall be for the account of the Member, while all such expenses which arise as a result of service rendered by a Leased Employee to the Company during the Initial Period shall be for the account of the Company.

         (e) After the Initial Period, the Company shall make offers of employment to such Leased Employees as determined by the Committee and will provide such employee benefit plans as determined by the Committee.

Section 5.04      Administration and Direct Expenses

         Until the Members may otherwise determine, Iconovex shall provide accounting services to the Company at Iconovex' cost. Solutions shall invoice customers of the Company for products sold or services provided by the Company. Such invoice shall direct payment to Iconovex, which shall deposit such funds in a bank account established for the benefit of the Company. In addition, all direct expenses, including, without limitation, phone, travel and general liability insurance shall be provided in advance by each Member. All such administration and direct expenses will be considered loans under Section 3.09.

Section 5.05      Technology

         Any discovery, idea, invention, improvement or development related to the Iconovex Intangibles or the Solutions Intangibles and conceived by the Company (the "Developments") shall be owned by the Company. The Company shall be responsible for the payment of royalties, including minimum royalties, due to any third party after the Effective Date under that Computer Program Purchase Agreement dated November 8, 1993 by and between ZH Computer, Inc., Syntactic Analyzer, Inc. and Innovex, Inc.. If the Company fails to pay such royalties, Iconovex may, at its option, terminate the license to the Iconovex Intangibles set forth on Schedule 3.01.

                                   ARTICLE VI
                              GOVERNANCE BY MEMBERS

Section 6.01      General

         Except as otherwise expressly provided in this Article VI, the management and control of the business of the Company shall be vested in the Members. No Member has the authority to make any contracts, to act or enter into any transactions, or make any commitments on behalf of the Company, whether or not in the ordinary course of the business of the Company without the prior consent of the other Members, unless specifically authorized by this Agreement. Subject to the provisions of Section 6.03, the day to day operations shall be managed by such officers as the Members may from time to time appoint, subject, however, to the control of the Members. The Members shall act in good faith in performing their respective obligations under this Agreement.

Section 6.02      Members' Committee

         (a) Member Designees. The Members shall manage the Company through a five-person Members' Committee (the "Committee"), of whom three shall be designated by Iconovex and two shall be designated by Solutions.

         (b) Approval of Actions. Affirmative written consent of a majority of the Member Designees is required to approve any action of the Committee. Affirmative written consent of both Members is required to approve any action of the Members. Consent of all Member Designees shall constitute consent of the Members. The Committee will meet as often as the Members deem appropriate. In lieu of meetings, business may be transacted via conference call or other means of communication, as long as actions are approved by the written consent set forth above. Any Member Designee may call a meeting of the Committee.

         (c) Budget. The Committee shall cause to be prepared on or before the first day of each Fiscal Year a budget for the Company's operations (the "Budget"). The Budget shall cover one Fiscal year and shall include, among other things, anticipated revenues, capital expenditures, operating expenses, and net income for the Fiscal Year. The Budget may be revised by approval of the Committee per Section 6.02(b).

         (d) Expenses. Member Designees shall serve without remuneration. Each Member shall bear the expenses of its respective Member Designees.

Section 6.03      Limitations on Managerial Authority

         (a) Actions Which Require Member Approval. The following actions shall not be taken by the Company without prior approval of the Members:

                  (i) amendment of this Agreement or the Company's Certificate of Formation;

                  (ii) the sale, lease or exchange of all or substantially all of the Company's property or assets;

                  (iii) the acquisition, merger with or into or consolidation with another business or entity;

                  (iv) the admission of a Member or substitute Member or any Transfer of a Member's Membership Interest or Financial Rights;

                  (v) the undertaking of or participation in any activity by the Company outside the Core Business;

                  (vi) any increase or decrease in the capital of the Company;

                  (vii) adoption, approval and amendment of the budget and forecast;

                  (viii)   adoption or termination of any employee benefit plan;

                  (x) the establishment of or change in financial policies, including balance sheet reserves;

                  (xi) capital expenditures in excess of any approved capital expenditure plan;

                  (xii) guarantee of or act as surety for a Member's or a third party's liability;

                  (xiii) except as provided in Section 3.09, the making or acceptance of loans, other than trade payables or trade receivables made in the ordinary course of business;

                  (xiv) the granting or placing of any mortgage, pledge or other encumbrance on assets of the Company;

                  (xv)     bonuses for employees and salaries of key employees;

                  (xvi)    distributions in excess of the amounts permitted in
                           Section 4.01;

                  (xvii)   selection of independent auditors;

                  (xviii) commencement, defense or settlement of material litigation;

                  (xix)    any purchase of real estate;

                  (xx)     creation of any subsidiaries;

                  (xxi) contracts or commitments involving licensing of technology or other rights or restricting the Company to compete;

                  (xxii)   change in Fiscal Year; or

                  (xxiii)  any determination to indemnify any person.

         (b) Notwithstanding any provision of this Agreement to the contrary, no amendment to this Agreement that adversely affects the Financial Rights of a Member shall be made without the written consent of the affected Member or Members.

Section 6.04      Officers of the Company

         The Committee shall appoint such officers as they deem necessary. The duties of the officers shall be as the Committee may from time to time determine. All officers shall serve at the will of the Committee unless there is an express written agreement to the contrary. The Company shall bear the expenses of its officers.

                                   ARTICLE VII
                        ADMISSION OF ADDITIONAL MEMBERS;
                       RESTRICTIONS ON TRANSFER; DEFAULT;
                        RIGHT OF FIRST REFUSAL; PUT RIGHT

Section 7.01      Admission of New Members

         Except as provided to the contrary in this Agreement, new or additional Members may be admitted from time to time only with the consent of all of the Members. Each such admission of an additional Member shall be evidenced by a supplemental written agreement amending this Agreement, containing the written consent of the additional Member to be bound by the provisions of this Agreement and such other terms and conditions as may be agreed upon by the Members.

Section 7.02      Limitations on Transfer

         No Member shall Transfer its Membership Interest or Financial Rights or a part thereof to any Person, whether voluntarily, by operation of law or otherwise, without the prior written consent of all of the Members. Any permitted transferee shall agree in writing to take the Membership Interest or Financial Rights subject to this Agreement and subject to the rights and obligations of the transferor Member.

Section 7.03      Further Restrictions on Transfer

         Notwithstanding the other provisions of this Article VII, no Transfer of any Member's Membership Interest shall be made if such Transfer (a) would violate the then applicable Federal and state securities laws or rules and regulations of the Securities and

Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such Transfer, or (b) would result in the Company being treated as an association taxable as a corporation for Federal income tax purposes (including Section 7704 of the Code) or being terminated under Section 708(b) of the Code, unless in the case of a termination under
Section 708(b) of the Code, such termination would not have a material adverse effect on any non-transferring Member's present or future allocable share of profits or losses with respect to its Membership Interest (also taking into account any recapture of credits) as compared to its present or future allocable share of profits or losses if there had not been such a termination.

Section 7.04      Rights of Holders of Financial Rights

         No holder of Financial Rights shall have the right to become a substitute or additional Member except upon admission to the Company as a Member pursuant to the provisions of Section 7.01. An assignment of Financial Rights made in accordance with Section 7.02 shall only transfer to the assignee thereof the assignor's right to the profits, losses, distributions and capital of the Company with respect to the related Membership Interest and shall not transfer to such assignee any interest in a Member's governance rights or any other rights hereunder.

Section 7.05      Transfer During Taxable Year

         In the case of the Transfer of a Member's Membership Interest (or portion thereof or interests therein) at any time other than the end of a Fiscal Year, all of the various items of the Company's income, gain, loss, deduction, credit or allowance, (other than from sale of real property) shall be allocated in accordance with Section 3.06. The effective date of a transfer shall be the effective date stated in the assignment or such other date as is mutually agreed between transferor and transferee.

Section 7.06      No Resignation

         No Member shall resign from the Company prior to the dissolution and winding up of the Company.

Section 7.07      Effect of Non-Permitted Transfer

         No Transfer of all or any portion of any Membership Interests or Financial Rights in violation of any provisions of this Agreement shall be effective to pass any title to, or create any interest in favor of, any Person, and the purported transferee shall have no right to participate in the management of the business and affairs of the Company, but the Member who attempted to so effect such Transfer or who otherwise violated any provision of this Article VII shall be deemed to have committed a material breach of its obligation to the other Member hereunder.

Section 7.08      Securities Laws

         (a) Each Member understands and hereby acknowledges that (i) in reliance upon their representations, warranties and covenants, the issuance of the Membership Interests to them has not been and may not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act or under any state securities or Blue Sky laws; and (ii) as a result, each Member must hold its Membership Interest indefinitely, unless such Membership Interest is transferred in a transaction subsequently registered under the Securities Act or such laws, or an exemption from such registration is available with respect to the transfer of such Membership Interest.

         (b) Each Member hereby represents that it is acquiring its Membership Interest pursuant to this Agreement for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Each Member is a sophisticated investor for purposes of the Securities Act and has such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of the Membership Interest being acquired pursuant to this Agreement.

Section 7.09      Default During Initial Period

         (a) In the event a Member (the "Defaulting Member") shall be in default of a material provision of this Agreement during the Initial Period and such default shall continue for thirty (30) days after receiving notice of such default from the other Member (the "Non-Defaulting Member") without cure, and the Non-Defaulting Member does not waive the default, then the Non-Defaulting Member shall be entitled at its sole option, and without limiting any other remedies available to it to purchase the Defaulting Member's interest in the Company. The Non-Defaulting Member may elect to purchase the Defaulting Member's interest in the Company by written notice given to the Defaulting Member within five (5) days following expiration of the 30-day cure period from its original notice of default. If the Non-Defaulting Member elects to purchase the Defaulting Member's interest in the

Company under this Section 7.09, the definitive agreements governing such transfer and the transfer shall be completed within the 15-day period following expiration of the 30-day cure period. The purchase price for the Defaulting Member's interest shall be equal to a multiple of five (5) times the net income of the Company determined in accordance with GAAP. The net income shall be determined on a 12-month rolling average basis ending the end of the month immediately prior to the notice of default (the "Determination Date"). If the Determination Date is less than 12 months from the Effective Date, the net income shall be determined on an annualized basis. The Defaulting Member shall also be granted by the Company a non-exclusive, royalty-free right and license to any Developments derived from such Member's respective Intangibles. Payment of the purchase price shall be in cash at the closing.

         (b) For purposes of this Agreement, during the Initial Period, the following shall constitute a default for purposes of Section 7.09(a) above by the Member specified below:

                  (i) by Iconovex, if a product is not developed meeting the specifications as agreed to in writing by the Members;

                  (ii) by Solutions, if the Company fails to meet at least 60% of the cumulative monthly revenue projections (determined on a monthly basis) set forth in Schedule
                           7.09 during the year ended September 30, 1998 and 90% thereafter.

Section 7.10      Right of First Refusal

         (a) In the event at any time after the date which is two years from the Effective Date, a Member receives from a third party a bona fide offer to purchase its Membership Interest which that Member (the "Selling Member") is willing to accept, the Selling Member shall provide the other Member notice in writing specifying the price and other terms and conditions of the proposed sale. For a period of thirty (30) days from and after receipt of such notice, the other Member shall have the right to purchase the Selling Member's Membership Interest upon the terms and conditions and for the price set forth in the Selling Member's notice. In order for the terms of this Section 7.10 to apply, the Selling Member must demonstrate to the other Member the third party's financial ability to perform the Selling Member's obligations under this Agreement.

         (b) If the other Member exercises its right to purchase the Selling Member's Membership Interest, it shall provide written notice of such exercise within the 30-day period provided in Section 7.10(a). Closing of sale shall be no more than thirty (30) days from the date of the exercise notice.

         (c) If the other Member does not exercise its right to purchase the Selling Member's Membership Interest within the 30-day period provided in
Section 7.10(a), the Selling Member may sell its Membership Interest to the third party at a price and on terms no more favorable to the third party than those specified in the Selling Member's notice. If the sale is not consummated within sixty (60) days after expiration of the 30-day period provided in Section 7.10(a), the right to transfer under Section 7.10 shall terminate and any subsequent sale shall again require compliance with this Section 7.10.

Section 7.11      Put Right

         (a) In the event at any time after the date which is two years from the Effective Date, a Member desires to sell its Membership Interest (the "Put Member"), it shall provide the other Member notice in writing at least ninety
(90) days prior to the proposed transfer date.

         (b) Upon receipt of such notice by the other Member, the Put Member shall be obligated to sell and the other Member shall be obligated to purchase, the Put Member's Membership Interest. Closing of the sale shall be the date specified in the Put Member's notice, unless agreed to by the Members.

         (c) The purchase price for the Put Member's Membership Interest shall be the greater of (i) six (6) times the net income of the Company determined in accordance with GAAP on a 12-month rolling average basis ending the month immediately prior to the notice described in Section 7.11(a); or (ii) the price determined by appraisal as provided in Section 7.11(d) below (the "Appraised Value"). Payment of the purchase price shall be in cash at closing.

         (d) The Appraised Value of the Membership Interest will be determined by a recognized independent appraisal company agreeable by the Members (the "Appraiser"). If the Members cannot agree on an Appraiser within fifteen (15) days after notice required in Section 7.11(a), each Member shall select an Appraiser and the two Appraisers shall select an independent

Appraiser to determine the fair market value of such Membership Interest, without premium for control or discount for minority interest, illiquidity or restriction on transfer. Such independent Appraiser shall be directed to determine the fair market value of the Membership Interest as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by the Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. The costs of the Appraiser will be borne 50% by each Member.

                                  ARTICLE VIII
                     DISSOLUTION, WINDING UP AND TERMINATION

Section 8.01      Events of Dissolution

         The Company shall be dissolved upon the occurrence of any of the following events:

         (a) Expiration of the term of the Company as stated in Section 1.03 unless such term is extended as provided in said Section;

         (b) Any order of court of competent jurisdiction requiring dissolution;

         (c) The unanimous agreement of the Members; or

         (d) Subject to Section 8.03, the bankruptcy (as defined in Sections 18-101(1) and 18-304 of the LLC Act) of a Member.

Section 8.02      Winding Up

         In the event that the Company is dissolved and the remaining Members do not or cannot unanimously consent to the continuation of the business of the Company without the dissolution as provided in Section 8.03 hereof:

         (a) No further business shall be done in the Company's name except the completion of incomplete transactions and the taking of such action as may be necessary to wind up the affairs of the Company.

         (b) The affairs of the Company shall be wound up in accordance with the following provisions:

                  (i) a full and general accounting of the Company's financial affairs shall be prepared;

                  (ii) the Company shall attempt to collect all of its accounts receivable;

                  (iii) the Company shall pay or provide for all debts and liabilities to creditors of the Company, including debts from loans by Members in the manner provided in
                           Section 4.01, in order of priority as provided by law;

                  (iv) if a Member shall have any obligation to the Company as of the effective date of the dissolution, such obligation shall promptly be paid to the Company. In lieu of such payment, the Company shall be entitled to offset any such obligation against any payment or distribution to be made to such Member hereunder; and

                  (v) if the Members deem it reasonably necessary, a reserve shall be set up for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company's business. Such reserve shall be paid over to an escrow agent selected by the Members for such period of time as the Members shall reasonably determine, to be held for the purpose of disbursing such reserve in payment of any such contingencies. At the expiration of such period the balance of such funds shall be distributed in the manner provided in Section 8.02.

         A reasonable time as determined by the Members, not to exceed 12 months, shall be allowed for the orderly winding up of affairs of the Company, including the liquidation or distribution of its assets and the discharge of its liabilities to creditors, so as to enable the Company to minimize any losses attendant upon such liquidation. Each Member shall be furnished with a statement setting forth the assets and liabilities of the Company as of the date of dissolution and the manner in which the assets of the Company are to be distributed.

         (c) The assets of the Company shall be applied in the following order:

                  (i) to the payment of the debts and liabilities of the Company owing to creditors of the Company, including debts from loans by Members in the manner provided in
                           Section 4.01, in the order of priority as provided by law;

                  (ii) to the payment to the Members having positive balances in their respective Capital Accounts, pro rata, in proportion to such positive balances; and

                  (iii) to the payments to the Members of any surplus remaining after the payments described in (i) and
                           (ii) above, in proportion to and in accordance with their respective Percentage Interests in the Company.

         No Member shall have any obligation to the Company, to any other Member or to any third party or creditor to restore or repay any negative or deficit balance in the Member's Capital Account or to make any additional capital contributions to the capital of the Company in the event that the assets of the Company are insufficient to make any of the payments provided for in this
Section 8.02(c). Any gains or losses on disposition of the Company's properties in the process of liquidation shall be credited or charged to the Members in accordance with their respective Percentage Interests.

         (d) In winding up the affairs of the Company, the Members may either sell the Company's assets and distribute the net proceeds therefrom, after the payment of the Company's liabilities, or distribute the Company's assets to the Members in kind. Notwithstanding the foregoing, the rights contributed to the Company by Iconovex pursuant to Section 3.01(a)(i) shall be distributed in kind to Iconovex and, for purposes of Section 8.02(c)(ii), Iconovex shall be credited with receiving a payment in the amount of $51,000. In addition, the intangibles contributed to the Company by Solutions pursuant to Section 3.01(a)(ii) shall be distributed in kind to Solutions and, for purposes of Section 8.02(c)(ii), Solutions shall be credited with receiving a payment in the amount of $49,000.

Section 8.03      Dissolution Avoidance

         Upon the occurrence of an event described in Section 8.01(d) (a "Terminating Event"), the Company shall promptly (but in any event within fourteen (14) days after the Company has knowledge of such event), send a notice of such fact to each Member. If the Members consent to the continuation of the business of the Company without dissolution within ninety (90) days after the Terminating Event, then the Company shall not dissolve and shall not be required to be wound up.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

Section 9.01      Representations of Iconovex and Solutions

         In order to induce the other to enter into and perform this Agreement, Iconovex and Solutions (each constituting a "Representing Party" for purposes of this Article IX) each hereby represents and warrants to the other as follows:

         (a) Organization. The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has full corporate power and authority to own and operate its assets and properties and carry on its business as presently being conducted and as presently proposed to be conducted (including in the manner contemplated by this Agreement) and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its proposed activities make such qualification necessary.

         (b) Authority. The Representing Party's Board of Directors has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and shareholder approval of this Agreement and the transactions contemplated hereby is not required. The Representing Party has full power and authority to execute and deliver, and to perform its obligations under, this Agreement. This Agreement constitutes a valid and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms.

         (c) No Violations. Neither the execution or delivery by the Representing Party of this Agreement, nor the consummation by the Representing Party of the transactions herein contemplated, nor the fulfillment by the Representing Party of the terms and provisions hereof (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to the Representing Party; (ii) will conflict with, violate or result in a breach of, or constitute a default under any terms, conditions or provisions of its charter documents or by-laws or of any loan agreement, indenture, trust deed or other agreement or instrument to which it is a party or by which it is bound; or (iii) result in a creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its property or assets. The Representing Party is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement.

         (d) Litigation. There is no action, suit or proceeding pending or, to the best of the Representing Party's knowledge, threatened (nor, to the best of its knowledge, is there any pending investigation) against or affecting the Representing Party or any of its properties in any court or before or by any governmental department, board, agency or instrumentality or arbitrator which, if adversely determined, would materially impair its ability to perform its obligations under this Agreement, and it is not in default under any applicable order, writ, injunction, decree or award of any court, any governmental department, board, agency or instrumentality, or any arbitrator, other than such violations, if any, which individually or in the aggregate, do not impair in any material way or involve any substantial possibility, so far as it can foresee, of impairing in any material way its ability to perform its obligations under this Agreement.

Section 9.02      Survival

         All representations and warranties made herein shall survive the execution and delivery of this Agreement.

                                    ARTICLE X
                                   TAX MATTERS

Section 10.01     Tax Characterization and Returns

         (a) The Members intend for the Company to be treated as a "partnership" for Federal and state tax purposes. All provisions of this Agreement and the Company's certificate of formation are to be construed so as to preserve that tax status.

         (b) Within ninety (90) days after the end of each Fiscal Year, the Committee will cause to be delivered to each Person who was a Member at any time during such Fiscal Year the balance sheets of the Company as at the end of each such Fiscal Year and statements of income and changes in financial condition of the Company for such Fiscal Year all prepared in accordance with GAAP and accompanied by a report thereon of the Company's accounting firm.

         (c) The Tax Matters Member shall arrange for the preparation and timely filing for each Fiscal Year or other period of all federal, state and local tax or information returns required to be filed by or on behalf of the Company. As soon as practicable after the end of each Fiscal Year and in no event later than December 15 of the immediately following Fiscal Year, the Tax Matters Member shall cause to be furnished to each Member all information required by such Member for federal and state income tax reporting purposes with respect to the Company, including without limitation a copy of Schedule K-1 to the federal tax return of the Company on Form 1065 (or any similar successor schedule or return) showing the taxable income and loss of the Company for such Fiscal Year just ended and the allocation thereof to each Member. The Members shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Company.

Section 10.02     Accounting Decisions

         (a) The Members will make all decisions as to accounting matters, and

         (b) The Tax Matters Member shall, upon consent of Solutions, make all applicable elections, determinations and decisions under the Code on behalf of the Company, including the election referred to in Section 754 of the Code to adjust the basis of Company assets.

Section 10.03     Tax Matters Member

         The Members will designate Iconovex to act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code (the "Tax Matters Member").

Section 10.04     Accounting

         The fiscal year of the Company shall end on September 30 of each year (the "Fiscal Year").

Section 10.05     Books of Account

         True and accurate books of account of the Company shall be kept and maintained at all times at its principal offices unless an alternative location shall be approved in writing by the Members. The books of account of the Company shall be maintained on an accrual basis in accordance with GAAP.

Section 10.06     Contents and Location of Required Records; Access to Accounts

         The Company will maintain at its principal place of business, or at some other location chosen by the Members, the records that Section 18-305 of the LLC Act requires the Company to maintain. In addition to the requirements of
Section 18-305 of the LLC Act and subject to the provisions of Section 12.01, the Company shall afford to each of the Members and their respective counsel, accountants and other representatives, access to all properties of the Company, books, records and other documents of the Company and shall furnish to each of the Members such information concerning the Company and copies of such documents as each of the Members in their respective reasonable judgment may request. Each Member shall be entitled, at its own expense, to have a firm of independent certified public accountants designated by it, or its own internal auditors, review all properties, books, records and other documents of the Company as well as all accountant's work papers with respect to any audit of the Company. The Company shall provide on a timely basis to each of Iconovex and Solutions such financial information as may be required for its consolidated financial statements.

Section 10.07     Independent Auditors

         The Company's independent certified public accountants shall be selected and retained by the Members.

                                   ARTICLE XI
                                 INDEMNIFICATION

Section 11.01 Limitation on Liability; Indemnification - Member Designees, Officers, Etc.

         (a) No Member Designee or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by him or her in good faith on behalf of the Company and in a manner reasonably believed by him or her to be
(i) within the scope of the authority granted to him or her pursuant to this Agreement or by resolution of the Committee and (ii) in, or not opposed to, the best interests of the Company. For purposes of this Section 11.01, any action or omission taken on advice of counsel to the Company or the independent public accountants for the Company shall be deemed to have been taken in good faith.

         (b) Member Designees and any officer of the Company shall be entitled to indemnification from the Company for any loss, damage or claim, (including any attorney's fees incurred by such Member Designee or officer in connection therewith that shall be advanced by the Company) due to any act or omission made by him or her in good faith on behalf of the Company and in a manner reasonably believed by him or her to be (i) within the scope of the authority conferred on him or her pursuant to this Agreement or by resolution of the Committee and (ii) in, or not opposed to, the best interests of the Company.

         (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company, and in a manner reasonably believed to be with the scope of the authority conferred on him or her by this Agreement or a resolution of the Committee.

         (d) Member Designees and the officers of the Company are intended to be third party beneficiaries of the provisions of this Section 11.01. The provisions of this Section 11.01 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, determination of the Committee or the Members or otherwise, and shall continue as to any person who has ceased to be a Member Designee or an officer of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (e) Any repeal or modification of this Section 11.01 by the Members shall not adversely affect any right or protection of a Member Designee or officer of the Company existing at the time of such repeal or modification.

Section 11.02     Insurance

         The Company may purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnification pursuant to
Section 11.01.

Section 11.03     Cross Indemnification

         Each Member shall indemnify and hold harmless the Company and the other Member, or any of them, from and against any and all claims, demands, actions, suits, damages, liabilities, losses, costs and expenses (including attorney's fees) caused by, resulting from or arising out of, resulting from or arising out of (a) any failure by such Member to perform, or any default under, any obligations required to be performed by such Member hereunder or (b) any breach of the representations and warranties made by such Member hereunder or (c) any tortious or unlawful act or omission related to the operation of the Company caused by such Member. The foregoing indemnity shall survive any termination of this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.01     Confidential Information

         At all times during the Term of this Agreement and for a period of ten
(10) years thereafter, each Member shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, any confidential information regarding the Company or any other Member including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the Company or any other Member or their respective Affiliates (collectively "Confidential Information") except as may be necessary for the directors, employees or agents to perform their respective obligations under this Agreement or in connection with filings with governmental agencies or courts or otherwise required under applicable law, unless the other Member gives prior written consent to the disclosure. To the extent that such Confidential Information is revealed, each party shall use its best efforts to have the Persons receiving such information retain it in confidence. Upon termination of this Agreement, each Member shall return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to such Confidential Information of the other which such Member may then possess or have under its control.

         For purposes of this Section 12.01, Confidential Information shall not include any information which (a) is or become generally known to the public other than as a result of disclosure by a Member (or any Affiliate, officer, employee or agent of a Member), (b) is lawfully obtained from a third party under no duty of confidentiality to the other party, or (c) is developed by a Member or an Affiliate of a Member independently of the Company or the other Member without reference to the disclosing party's Confidential Information.

Section 12.02     Entire Agreement; Waiver, Modifications

         This Agreement shall constitute the entire agreement of the Members with respect to the subject matter of this Agreement. No modification or any claimed waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by a duly authorized officer of the Member against whom such a modification or waiver is sought.

Section 12.03     Assignment; Successors

         This Agreement shall inure to the benefit of, and be binding upon, the Members hereto and any Person that acquires a Capital Account, Membership Interest or Financial Rights of a Member as permitted by the terms hereof. Otherwise, a Capital Account, Membership Interest or Financial Right of a Member is not assignable.

Section 12.04     Notice

         All notices and other communications hereunder shall be in writing and shall be given, transmitted and delivered by telecopy, telex, or telegram, and a copy thereof shall be mailed postage prepaid, return receipt requested, to the parties at the addresses listed on the first page hereof (or such other address as shall be specified by such party by like notice).

Section 12.05     Counterparts

         This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

Section 12.06     Interpretation

         Titles of articles and section are for convenience only and shall be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires the singular includes the plural, and the plural includes the singular.

Section 12.07     Severability

         In the event that any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision.

Section 12.08     Equitable Remedies

         The rights and remedies of the Members under this Agreement shall not be mutually exclusive i.e., the exercise of one or more of the rights under this Agreement shall not preclude the exercise of rights under any other provision. Each Member acknowledges that no adequate remedy of law would be available for a breach of this Agreement, and that a breach of this Agreement by one would irreparably injure the other and accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each Member waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other Member is not irreparably injured. Nothing herein contained, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member as against the other for a breach of any provision, it being the intention of this Section 12.08 to make clear the agreement of the Members that the respective rights and obligations of the Members shall be enforceable in equity as well as at law or otherwise.

Section 12.09     Expenses

         The parties agree that the Company shall pay all of the fees and expenses incurred in connection with its organization (other than legal and accounting fees). Each Member shall pay all of its own fees and expenses incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, the preparations made for carrying the same into effect, including without limitation its organization and registration costs and expenses, if any.

Section 12.10     Arbitration

         Without prejudice to the rights of the parties to seek injunctive or equitable relief in any appropriate court of law having jurisdiction over the matter and the persons involved, all claims, disputes or disagreements arising under or in connection with this Agreement shall be finally settled under the then applicable rules of the American Arbitration Association by three (3) arbitrators, as follows:

         (a) The arbitrators shall apply the law (including the procedural law) specified in Section 12.11 of this Agreement.

         (b) The arbitration shall be held in Minneapolis, Minnesota; and

         (c) The arbitrators shall award legal fees and costs (including administrative expenses and arbitrators' fees and legal fees incurred in connection with the arbitration) to each party in the proportion lost by each party in the proceeding.

Section 12.11     Governing Law

         This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware without regard to its conflict of law principles.

Section 12.12     Affiliate Transactions

         All transactions between the Company and either Iconovex (or an Affiliate of Iconovex) or Solutions (or an Affiliate of Solutions) shall be conducted on an arm's-length basis.

Section 12.13     Further Assurances

         Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 12.14     No Impairment

         Nothing in this Agreement is intended to impair or lessen the fiduciary duties of the Members to each other as they may exist at law or in equity.

Section 12.15     Survival

         In the event that a Member ceases to be a Member in the Company, the terms and provisions of this Agreement shall apply for a period of ten (10) years unless, by the express provisions of this Agreement, an obligation or covenant of a Member is intended to terminate on an earlier date.

Section 12.16     Third Party Rights

         Nothing in this Agreement, either express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Company, the Members and their Affiliates any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provisions contained herein, except that the Persons entitled to indemnification under Section 11.01 are intended beneficiaries of Section 11.01.

Section 12.17     Relationship Between This Agreement and the Certificate of
                  Formation

         If a provision of this Agreement differs from a provision of the Company's certificate of formation, then to the extent allowed by law, this Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Agreement to be duly executed as of the day and year first above written.

                                         ICONOVEX CORPORATION


                                         By
                                            -------------------------------
                                         Its
                                            -------------------------------


                                         SOLUTIONS CORPORATION OF AMERICA, INC.


                                         By
                                            -------------------------------
                                         Its
                                            -------------------------------


                                         ACCEPTED AND AGREED TO BY:

                                         SMART SOLUTION, LLC


                                         By
                                            -------------------------------
                                         Its
                                            -------------------------------